As filed with the Securities and Exchange Commission on August 16, 2022.

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Air T, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-1206400
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

5930 Balsom Ridge Road
Denver, North Carolina	28037
(Address of principal executive offices)	(Zip Code)

2020 Omnibus Stock and Incentive Plan
(Full title of the plan)

Nick Swenson	Copy to:
President and Chief Executive Officer	Philip T. Colton
Air T, Inc.	Winthrop & Weinstine, P.A.
5930 Balsom Ridge Road	225 South Sixth Street
Denver, North Carolina	Suite 3500
828-464-8741	Minneapolis, Minnesota 55402
(Name and address of agent for service)	Telephone: (612) 604-6400

(828) 464-8741
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐
Accelerated filer ☐
Non-accelerated filer ☒
Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

i

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Items 1 and 2 of Part I of the Registration Statement on Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in this Part I will be sent or given to employees of Air T, Inc. (the “Company”) as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 1.Plan Information.
Item 2.Registrant Information and Employee Plan Annual Information.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.Incorporation of Documents by Reference.
The Company hereby incorporates by reference into this Registration Statement on Form S-8 the following documents previously filed by the Company with the Securities and Exchange Commission (the “SEC”):
(a)The description of the Company’s securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in Exhibits 4.2 to the Company’s Annual Report on Form 10-K filed with the SEC on June 25, 2021 (File No. 001-35476);
(b)The Company’s Annual Report on Form 10-K for the year ended March 31, 2022 filed with the SEC on June 28, 2022 (File No. 001-35476);
(c)The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 12, 2022 (File No. 001-35476);
(d)The Company’s definitive Proxy Statement filed with the SEC on July 5, 2022; and
(e)All other reports filed (but not furnished) by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended March 31, 2022 and before filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all such securities then remaining to be sold.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold (excluding, however, any portion of such documents not deemed to be “filed” with the SEC pursuant to the rules of the SEC) shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. In no event, however, will any information that the Company discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the SEC be incorporated by reference into, or otherwise become a part of, this Registration Statement, unless otherwise indicated therein. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.Description of Securities.
The shares of the Company’s common stock offered pursuant to this Registration Statement are registered under Section 12(b) of the Exchange Act. The description of the Company’s common stock is incorporated by reference pursuant to Item 3.a. above.
Item 5.Interests of Named Experts and Counsel.
Not applicable.
Item 6.Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, he had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify directors, officers, employees or agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director, officer, employee or agent is adjudged to be liable to the corporation in the performance of his duty. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer actually and reasonably incurred.
Section 145(g) permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation,
Section 4 of Article VIII of the Company’s Bylaws provides that the Company “may maintain insurance, at its expense, to protect itself and any director, officer, or employee of the corporation or any person serving at the request of the corporation as a director, officer, manager, employee or agent of another corporation, association limited liability company, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.”
Item 7.Exemption from Registration Claimed.
Not applicable.
Item 8.Exhibits.
The exhibits to this Registration Statement on Form S-8 are described on the Exhibit Index in this Registration Statement on Form S-8, which is incorporated herein by reference.

Item 9.Undertakings.
(a)Rule 415 Offering.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously described in the registration statement or any material change to such information in the registration statement.
Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)Filings Incorporating Subsequent Exchange Act Documents by Reference.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on August 16, 2022.

    Air T, Inc.

    By: /s/ Nicholas John Swenson
    Nicholas John Swenson
    Chairman, President & Chief Executive     Officer

    By: /s/ Brian Ochocki
    Brian Ochocki
    Chief Financial Officer and Principal Financial     Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark Jundt and Brian Ochocki, each of whom may act individually, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and re substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas John Swenson	Chairman, President & Chief Executive Officer	August 16, 2022
Nicholas John Swenson

/s/ Brian Ochocki	Chief Financial Officer and Principal Financial Officer	August 16, 2022
Brian Ochocki

/s/ Gary Sheldon Kohler	Director	August 16, 2022
Gary Sheldon Kohler

/s/ William Ryan Foudray	Independent Director	August 16, 2022
William Ryan Foudray

/s/ Raymond Edward Cabillot	Independent Director	August 16, 2022
Raymond Edward Cabillot

/s/ Peter McClung	Independent Director	August 16, 2022
Peter McClung

/s/ Travis Swenson	Independent Director	August 16, 2022
Travis Swenson

Exhibit Index

Exhibit No.	Description
3(i)
Restated Certificate of Incorporation, Certificate of Amendment to Certificate of Incorporation dated September 25, 2008, Certificate of Designation dated March 26, 2012 and Certificate of Designation dated December 15, 2014, incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10 Q for the period ended December 31, 2014 (Commission File No. 001-35476).

3(ii)	Certificate of Amendment to the Certificate of Incorporation of Air T, Inc. filed March 10, 2022 (filed herewith).
3(iii)	Amended and Restated By-laws of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated November 21, 2012 (Commission File No. 001-35476).
4.1	Description of Registered Stock, incorporated by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K filed June 25, 2021 (Commission File No. 001-35476).
4.2
Specimen Common Stock Certificate of Air T, Inc., incorporated by reference to Exhibit 4.1 of the Company’s Amended Registration Statement on Form S-1/A dated January 22, 2019 (Registration Number 333-228485).

4.3	Air T, Inc. 2020 Omnibus Stock and Incentive Plan, incorporated by reference to Exhibit 10.11 of the Company’s Quarterly Report on Form 10-Q dated February 12, 2021 (Commission File No. 001-35476)
4.4
Form of Non-Qualified Stock Option Award Agreement under 2020 Omnibus Stock and Incentive Plan, incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q dated August 12, 2021 (Commission File No. 001-35476)

5.1	Opinion of Winthrop & Weinstine, P.A. as to the legality of common stock of the Company (filed herewith).
23.1	Consent of Deloitte & Touche, LLP, independent registered public accounting firm (filed herewith).
23.2	Consent of Winthrop & Weinstine, P.A. (included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included as part of signature page).
107	Filing Fee table (filed herewith).

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